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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation in this registration statement on Form S-8 of our report dated November 2, 2001 (with respect to Note G November 15, 2001) on the financial statements of Asta Funding, Inc. as of September 30, 2001 and 2000 and for the years then ended.




Eisner LLP
(formerly Richard A. Eisner & Company, LLP)


September 18, 2002